Exhibit 99

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares of Beneficial Interest, par value $0.01 per share, of Ares Core Infrastructure Fund will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 20, 2026

NONGHYUP BANK ACTING AS TRUSTEE OF TRUSTON CORE INFRA QUALIFIED INVESTMENT TYPE PRIVATE INVESTMENT TRUST II
By:	/s/ Jaewoo Chang
Name:	Jaewoo Chang
Title:	Manager

NONGHYUP BANK ACTING AS TRUSTEE OF TRUSTON CORE INFRA QUALIFIED INVESTMENT TYPE PRIVATE INVESTMENT TRUST III

By:	/s/ Jaewoo Chang
Name:	Jaewoo Chang
Title:	Manager